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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): April 1, 1999




                                  TEKGRAF, INC.
                                  -------------
                            (Exact Name of Registrant
                          as Specified in its Charter)




 Georgia                            000-23221                         58-2033795
--------------------------------------------------------------------------------
(State or Other                    (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)              Identification No.)
Incorporation)




6000 Lake Forrest Drive, Suite 110, Atlanta, Georgia                       30328
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                         (Zip Code)




       Registrant's telephone number, including area code: (404) 252-0201




                                       N/A
                            ------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 1, 1999, pursuant to the terms of a Purchase and Sale Agreement (the "Agreement") dated April 1, 1999 by and among Tekgraf, Inc. (the "Company"), CalGraph Technology Services, Inc., which is a wholly-owned subsidiary of the Company ("CalGraph"), and CalComp Technology, Inc., ("CalComp"), CalGraph acquired certain assets of CalComp and agreed to assume certain liabilities of CalComp. The purchase price of $400,000, which was determined through negotiations between the parties, was paid in cash at the closing, with the Company's funds.

         The assets acquired from CalComp consist of certain assets used in CalComp's worldwide distribution of printers and peripherals (the "Parts Business") and certain assets used in CalComp's service and maintenance of printers and peripherals in the United States and Canada (the "Service Business").


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(B)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.



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(C)      EXHIBITS.

2.1 Purchase and Sale Agreement dated April 1, 1999 by and between Tekgraf, Inc., CalGraph Technology Services, Inc. and CalComp Technology, Inc. *

*Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.










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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TEKGRAF, INC.



                                       By: /s/ W. Jeffrey Camp
                                           -------------------------------------
                                           W. Jeffrey Camp
                                           Chief Financial Officer

Dated:  April 16, 1999



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                                  EXHIBIT INDEX


Exhibit           Title
-------           -----

2.1               Purchase and Sale Agreement dated April 1, 1999 by and between Tekgraf,
                  Inc. CalGraph Technology Services, Inc. and CalComp Technology, Inc. *


*Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.



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